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                                                                    EXHIBIT 23.2


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-39485) pertaining to the Evergreen Healthcare Employees' 401(k) Profit Sharing Plan of our report dated June 30, 1999 with respect to the financial statements of the Evergreen Healthcare Employees' 401(k) Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1997.


/s/ KATZ, SAPPER & MILLER, LLP


Indianapolis, Indiana
June 27, 2002